SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[X]     Filed by the registrant

[ ]     Filed by a party other than the registrant


Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12


                         Alliance Financial Corporation
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies.



(2) Aggregate number of securities to which transaction applies:



(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



(4) Proposed maximum aggregate value of transaction:



(5) Total fee paid:



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:____________________________________________________

(2) Form, Schedule or Registration Statement No.:______________________________

(3) Filing Party:______________________________________________________________

(4) Date Filed:________________________________________________________________

                         ALLIANCE FINANCIAL CORPORATION

--------------------------------------------------------------------------------
      65 Main Street                                        160 Main Street
 Cortland, New York 13045                                Oneida, New York 13421
--------------------------------------------------------------------------------

                   --------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   --------------------------------------------

                                                                  March 22, 2000

To the Shareholders of Alliance Financial Corporation:

     NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS of ALLIANCE FINANCIAL CORPORATION, the parent company of Alliance Bank, N.A., will be held at the office of the Company at 65 Main Street, Cortland, New York, on May 2, 2000 at 4:00 p.m., for the purpose of considering and voting upon the following matters:

     1. The election of three Directors to Class II of the Board of Directors, to serve for a term of three years and until their successors are duly elected and qualified.

     2. The transaction of such other business as may properly come before the meeting, or any adjournment thereof.

     Only those shareholders of record at the close of business on March 15, 2000 shall be entitled to notice of the meeting and to vote at the meeting.

                                              By Order of the Board of Directors



                                              DONALD S. AMES
                                              Secretary


YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                         ALLIANCE FINANCIAL CORPORATION

      65 Main Street                                        160 Main Street
 Cortland, New York 13045                                Oneida, New York 13421

                          ----------------------------

                                 PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 2, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alliance Financial Corporation (the "Company"), the holding company for Alliance Bank, N.A. (the "Bank" ) for use at the Annual Meeting of Shareholders to be held at the office of the Company at 65 Main Street, Cortland, New York, on May 2, 2000 at 4:00 p.m. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders on or about March 22, 2000.

     If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted according to the instructions set forth thereon. If no such instructions are specified, the Proxy will be voted FOR the election of the nominees named below. As to any other business which may properly come before the meeting, the persons named on the Proxy are granted discretionary authority to vote according to their best judgment.

     Any proxy given by a shareholder may be revoked at any time before it is voted by: (i) the shareholder attending the meeting and voting the shares of stock in person; (ii) the execution and delivery of a later dated proxy; or
(iii) the execution and delivery of a written notice of revocation to Donald S. Ames, Secretary, Alliance Financial Corporation, 65 Main Street, Cortland, New York 13045. If not revoked, the Proxy will be voted in accordance with its terms.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person and by telephone and telegraph, and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons for their expenses incurred in sending proxy forms and other material to their principals.

                             NOTE REGARDING MERGERS

     Alliance Financial Corporation resulted from the merger of Oneida Valley Bancshares, Inc. with Cortland First Financial Corporation, effective November 25, 1998 (the "Company Merger"). Alliance Bank, N.A. resulted from the merger of Oneida Valley National Bank and First National Bank of Cortland, effective April 16, 1999 (the "Bank Merger"). Certain information in this Proxy Statement reflects the relationship of Directors and officers with Oneida Valley Bancshares, Inc., Cortland First Financial Corporation, Oneida Valley National Bank and/or First National Bank of Cortland prior to the Company Merger and the Bank Merger, as noted more specifically below.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on March 15, 2000, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote 3,505,861 shares of the Company's common stock. Each share of common stock entitles the holder to one vote with respect to each item to come before the meeting. There will be no cumulative voting of shares for any matters voted upon at the meeting. No individual or group of individuals owns of record or is known to the Company to own beneficially more than 5% of the common stock of the Company.


                              ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes as nearly equal in number as possible. The members of each class are elected for staggered terms of three years and until their successors are elected and qualified. One class of Directors is elected annually. Information concerning nominees to the Board of Directors and the Directors continuing in office is set forth below. Three Directors in Class II have been nominated to serve for a term to expire at the annual meeting of the Company's shareholders in the year 2003.

     Pursuant to the Company's Bylaws, the Board of Directors has set the size of the Board at 10 Directors, effective as of the annual meeting. This represents a decrease in the size of the Board from 22 Directors. This decrease in size has been accomplished by having the majority of the current Directors of the Company and Bank serve on only one Board (either the Company or the Bank) rather than on both Boards. The Board believes that decreasing the number of Directors will provide for more manageable corporate governance, and will give the Company the flexibility to appoint future Directors in connection with potential acquisitions or expansion into new markets.

     In order to reduce the size of the Company's Board, Directors John W. Bailey, Mary Alice Bellardini, John H. Buck, David P. Kershaw, Robert H. Kuiper, Robert M. Lovell, Garrison A. Marstead, Richard J. Shay, Richard G. Smith and Stuart E. Young have voluntarily resigned from the Board, while Robert H. Fearon, Jr. and Harry D. Newcomb will retire from the Board immediately prior to the annual meeting, in accordance with the Company's retirement policy. The Bank's Board of Directors consists of the foregoing individuals who have resigned from the Company's Board, as well as David R. Alvord and John C. Mott (the Co-Chief Executive Officers of the Company and the Bank), Donald S. Ames and Donald H. Dew, who will also remain on the Company's Board. As a result, each Director (other than those retiring) will continue as a Director of the Company, the Bank, or both entities.

     The nominees receiving a plurality of the votes represented in person or by proxy at the meeting will be elected to the stated positions. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. If any nominee becomes unavailable for any reason before the meeting, the Proxy may be voted for such other person as may be determined by the Board of Directors of the Company. The shares represented by the enclosed Proxy will be voted FOR the election of the nominees named below unless otherwise specified.

     INFORMATION  CONCERNING  NOMINEES FOR  DIRECTORS,  DIRECTORS CONTINUING IN
                    OFFICE AND ADDITIONAL EXECUTIVE OFFICERS


                                                                                                Shares
                                                                                             Beneficially       % of Total
                                                                               Director      Owned as of          Common
  Name and Age              Business Experience and Directorships                Since*       3/15/00(1)        Stock (9)
  ------------              -------------------------------------                ------       ----------        ---------

  NOMINEES FOR ELECTION (CLASS II)
  Donald H. Dew             Director of Company; President and Chief              1988           1,481              .04
  (48)                      Executive Officer - Diemolding Corporation.

  Charles E. Shafer         Director of Company; Partner - Riehlman, Shafer       1998          12,590(2)          .36
  (50)                      & Shafer (Attorneys at Law); Director - Marathon
                            Boat Group, Inc.; Director - Applied Concepts,
                            Inc.

  Charles H. Spaulding      Director of Company; President and Director -         1993           3,625(3)          .10
  (51)                      George B. Bailey Agency, Inc.; Former Director -
                            J.M. Murray Center, Inc. (1990 - 1999).

  OTHER DIRECTORS**
  David R. Alvord           President, Co-Chief Executive Officer and             1979          22,531(4)          .64
  (59)                      Director of Company; Co-Chief Executive Officer
                            and Director of Bank; Former President and Chief
                            Executive Officer - Cortland First Financial
                            Corporation and First National Bank of Cortland.

  Donald S. Ames            Director and Secretary of Company; President -        1986          77,550             2.21
  (57)                      Cortland Laundry, Inc.; Chairman - Cortland Line
                            Company, Inc.

  Peter M. Dunn             Director of Company; Partner - Law Offices of         1968          72,312(5)         2.06
  (63)                      Dunn, Vindigni & Bruno; Director - Oneida
                            Healthcare Foundation; Director - Oneida Valley
                            Securities Corporation.

  David J. Taylor           Director of Company; Former President and             1993           4,500              .13
  (56)                      Director - Prosco Products, Inc.; Executive Vice
                            President - CTM, Inc. (2000).

  Samuel J. Lanzafame       Director of Company; President - Central              1988          12,424(6)          .35
  (49)                      Locating Service, Ltd.

  John C. Mott              Co-Chief Executive Officer and Director of            1991          21,667(7)          .62
  (61)                      Company; President, Co-Chief Executive Officer
                            and  Director of Bank;  Former  President  and Chief
                            Executive  Officer - Oneida  Valley  National  Bank;
                            Former President - Oneida Valley Bancshares, Inc.

  Edward W. Thoma          Director of Company; Senior Vice President,            1992             871             .02
  (54)                     Finance - Oneida Ltd.

  EXECUTIVE OFFICERS
  David P. Kershaw         Treasurer and Chief Financial Officer of Company;       --            4,355(8)          .12
  (51)                     Executive Vice President, Chief Financial Officer
                           and Director of Bank.

  All Directors, Nominees and Officers as a Group (11 in Group):                               233,906            6.61


* Year in which the Director was first elected to the Board of Directors of Cortland First Financial Corporation, Oneida Valley Bancshares, Inc. or their respective bank subsidiaries.

** Messrs. Lanzafame, Mott and Thoma are members of Class III with terms expiring in 2001. Messrs. Alvord, Ames, Dunn, and Taylor are members of Class I with terms expiring in 2002.

     (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's common stock if he or she has or shares voting or investment power with respect to such shares or has a right to acquire beneficial ownership at any time within 60 days from March 15, 2000. Also includes shares owned by family members residing in the same household as to which certain persons disclaim beneficial ownership. Except as otherwise indicated the named individual has sole voting and sole investment power with respect to all of the indicated shares. Share amounts are rounded to the nearest whole number.

     (2) Includes 3,943 shares owned by Mr. Shafer's wife, Judith, and 1,800 shares owned by Mr. Shafer's children, all as to which Mr. Shafer disclaims any beneficial ownership.

     (3) Includes 3,079 shares owned by Mr. Spaulding's wife, Elizabeth, as to which Mr. Spaulding disclaims any beneficial ownership.

     (4) Includes 424 shares owned by Mr. Alvord's wife, Kathleen, as to which Mr. Alvord disclaims any beneficial ownership. Also includes 16,667 shares which Mr. Alvord has the right to acquire pursuant to stock options granted by the Company.

     (5) Includes 1,080 shares owned by Mr. Dunn's daughter, as to which Mr. Dunn disclaims any beneficial ownership.

     (6) Includes 9,336 shares owned by Mr. Lanzafame's wife, Janet, and 1,800 shares owned by Mr. Lanzafame's children, all as to which Mr. Lanzafame disclaims any beneficial ownership.

     (7) Includes 16,667 shares which Mr. Mott has the right to acquire pursuant to stock options granted by the Company.

     (8) Includes 1,667 shares which Mr. Kershaw has the right to acquire pursuant to stock options granted by the Company.

     (9)  Based on 3,505,861 shares outstanding on March 15, 2000.


             ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     During 1999 there were six regularly scheduled meetings and four special meetings of the Company's Board of Directors. All but one of the incumbent Directors of the Company attended at least 75% of the aggregate of all of the 1999 meetings of the Board of Directors and any committees of which the Director was a member. Mr. Thoma attended 71% of the aggregate of all such meetings.

     The Company's full Board of Directors nominates individuals for election to the Board upon receiving recommendations from its Director Selection Committee. The present members of the Director Selection Committee, which met two times in 1999, are Directors Ames, Dew, Dunn and Spaulding. The Director Selection Committee and the Board will consider written recommendations from shareholders for nominees to be elected to the Board of Directors that are sent to the Secretary of the Company at the Company's address. Section 202 of the Company's Bylaws provides that nominations for Directors to be elected at an annual meeting of the Company's shareholders, except those made by the Board, must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days immediately preceding the date of the meeting. The notice must contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation and employment of each proposed nominee; (iii) the total number of shares of capital stock of the Company owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the Company owned by notifying shareholder; and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors, or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Nominations not made in accordance with this procedure may be disregarded by the presiding officer at the annual meeting, in his or her discretion.

     The Company's Executive Committee has the power to exercise all of the executive and supervisory powers of the entire Board of Directors in the interim between meetings of the Board. The present members of this Committee include Directors Alvord, Ames, Dew, Dunn, Mott and Shafer. The Executive Committee met one time in 1999.

     The Company has an Audit/Compliance Committee, which meets jointly with the Bank's Audit/Compliance Committee to supervise the internal audit activities of the Bank and supervises and directs the auditors of the Company and the Bank. The function of these Committees is to ensure that the Company's and Bank's activities are being conducted in accordance with law and banking rules and regulations established by the Comptroller of the Currency and other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit/Compliance Committees recommend to the Company and Bank Boards the services of a reputable certified public accounting firm. The
Committees receive and review the reports of the certified public accounting firm and present them to the full Boards with comments and recommendations. The present members of the Company's Audit/Compliance Committee are Directors Lanzafame, Ames, and Thoma. The present members of the Bank's Audit/Compliance Committee are Bank Directors Buck, Kuiper and Smith. The Audit/Compliance Committee met four times in 1999.

     The Company and Bank each have a Compensation Committee whose membership and functions are described more fully on page 8. The Company's Compensation Committee met five times in 1999.

Board of Directors Fees

     Each Board member receives an annual retainer fee of $3,000 for service on the Board and $400 for each meeting attended. In addition, members of the Compensation Committee receive $200 per meeting attended, while members of other committees each receive $150 per committee meeting attended.

Deferred Compensation Agreement

     Effective April 1, 1999, the former Director Deferred Compensation Plans of First National Bank of Cortland and Oneida Valley Bancshares, Inc. were merged into a single Deferred Compensation Plan which provides Company and Bank
Directors with the option to defer receipt of all or a portion of their Director's fees. Amounts deferred under the Plan are credited to a reserve account and deemed to be invested in shares of the Company's common stock based on the book value of the stock for the year ending preceding the date of deferral. The reserve account is also credited quarterly with additional amounts equivalent to the number of whole shares and fractions thereof which could be purchased at book value as described above with dividends declared and paid on the stock. Upon a Director no longer being a member of either the Company or Bank Board, all amounts deferred by the Director, plus any earnings thereon, shall be paid at the Director's election over a period of up to ten years or in a lump sum. Upon the date selected by a participating Director to commence receiving deferred payments, the reserve account value is to be determined based on the increase or decrease in the book value of the stock as of the preceding year end, provided that in no event will the Director's payments be less than the amounts actually deferred by the Director. During 1999, 14 Directors participated in the Deferred Compensation Plan. These Directors deferred a total of $110,400 in Director's fees.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid by the Company to persons who served as Co-Chief Executive Officer during 1999 and to any other most highly compensated executive officers whose salary and bonus from the Company exceeded $100,000 during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                                Compensation         All Other
       Name and Principal                                                          Awards          Compensation
                                                                            --------------------
            Position                 Year     Salary ($)     Bonus ($)(1)      Stock Options (#)       ($)(2)
---------------------------------- --------- -------------- --------------- --------------------- -----------------
David R. Alvord                      1999       175,000         26,076                 0              56,666
Co-Chief Executive                   1998       172,500         25,900            50,000              81,999
Officer                              1997       165,000         16,500                 0              93,084

John C. Mott                         1999       175,000         24,989                 0              51,109
Co-Chief Executive                   1998       143,125         34,294            50,000              49,017
Officer*

David P. Kershaw                     1999        96,000         13,605             5,000              18,697
Treasurer and
Chief Financial Officer*



     * Mr. Mott became Co-Chief Executive Officer of the Company upon consummation of the Company Merger effective November 25, 1998; amounts also include compensation paid to Mr. Mott by Oneida Valley Bancshares, Inc. and/or Oneida Valley National Bank during 1998. Mr. Kershaw became Treasurer and Chief Financial Officer of the Company upon consummation of the Company Merger.

     (1) Paid to Messrs. Alvord, Mott and Kershaw under the Short Term Executive Incentive Compensation Plan described on page 12. The different bonus amounts for Messrs. Alvord and Mott reflect slightly different operating results of First National Bank of Cortland and Oneida Valley National Bank prior to the Bank Merger.

     (2) Includes the following amounts for Mr. Alvord for 1999: $10,946 for the 1999 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan and predecessor plans; $37,270 for the 1999 contribution to the Excess Benefit Plan described on page 11; and $8,450 for Director meeting fees during 1999. Includes the following amounts for Mr. Mott for 1999: $3,834 for the 1999 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan and predecessor plans; $38,425 for the 1999 contribution to the Excess Benefit Plan described on page 12; and $8,850 for Director meeting fees during 1999. Includes the following amounts for Mr.
Kershaw for 1999: $2,604 for the 1999 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan and predecessor plans; $7,243 for the 1999 contribution to the Excess Benefit Plan described on page 12; and $8,850 for Director meeting fees during 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides further information on grants of stock options pursuant to the Alliance Financial Corporation 1998 Incentive Compensation Plan in fiscal year 1999 to the named executives as reflected in the Summary Compensation Table on page 6.


                                       % of Total                                     Potential Realizable Value at
                                         Options                                         Assumed Annual Rates of
                           Options     Granted to      Exercise or                    Stock Price Appreciation for
                          Granted     Employees in      Base Price     Expiration           Option Term ($)
          Name               (#)       Fiscal Year        ($/Sh)          Date            5%              10%
------------------------- ---------- ---------------- --------------- ------------- --------------- ----------------
David P. Kershaw            5,000          50%            21.75         3/1/2009        68,400          173,350


     Effective March 1, 1999, the Company issued incentive stock options to Mr. Kershaw at the then current market price of $21.75 per share. These options become exercisable over the course of three years, with one-third of the options becoming exercisable on March 1, 2000, 2001 and 2002.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table provides information for the named executive officers, with respect to stock options exercised in fiscal year 1999 and the number of stock options held at the end of fiscal year 1999.



                         Shares                                                               Value of Unexercised
                       Acquired on      Value           Number of Unexercised               In-the-Money Options at
                      Exercise (#)   Realized ($)      Options at 12/31/99 (#)                  12/31/99 ($)(1)
                                                   ---------------------------------    ---------------------------------
        Name                                        Exercisable     Unexercisable         Exercisable     Unexercisable
--------------------- -------------- ------------- -------------- ------------------ -- ---------------- ----------------
David R. Alvord             0             0             16,667             33,333             N/A              N/A
John C. Mott                0             0             16,667             33,333             N/A              N/A
David P. Kershaw            0             0                  0              5,000             N/A           15,000



(1) Based on the closing price of the Company's common stock on December 31, 1999 of $24.75 per share.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committees of the Company and the Bank meet jointly on a semi-annual basis to conduct a comprehensive performance review of all officers and to recommend the annual base remuneration for the officers to the Company and Bank Boards of Directors. The Committees consider each officer's performance as measured against that individual's job description.

     In recommending the base annual salaries for the Co-Chief Executive Officers, the Committees consider overall asset quality, earnings, capital adequacy, peer group and industry comparisons, general economic trends and total return to the Company's shareholders. The Committees believe that Mr. Alvord and Mr. Mott have served the Company and the Bank exceptionally well in each of the above measurable categories, and that the Bank's success is due, in large part, to their efforts. Mr. Alvord and Mr. Mott do not participate in the determination of their annual compensation.

     The Committees also meet to consider awards under the Short Term Executive Incentive Compensation Plan and the Long Term Incentive Compensation Plan. Descriptions of these plans are found on page 12.

     The Company's Compensation Committee presently consists of:

                                 Donald S. Ames
                                 David J. Taylor
                                  Donald H. Dew

     The Bank's Compensation Committee presently consists of:

                                 John W. Bailey
                                Richard G. Smith
                                 Stuart E. Young

Stock Performance Graph

The following graph compares cumulative total returns (assuming reinvestment of dividends) for the five-year period ended December 31, 1999 on the Company's common stock (Cortland First Financial Corporation's common stock prior to the Company Merger) against: (i) the Standard & Poor's Composite 500 Stock Index (S&P 500), (ii) the National Association of Securities Dealers Automated Quotation System (Nasdaq) bank stocks, and (ii) a self determined peer group consisting of all New York State headquartered bank holding companies with total assets less than $5 billion that are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. The Company believes that the peer group provides a more meaningful comparison to the performance of the Company's stock than does the broader Nasdaq bank stocks index. Accordingly, the Company intends to discontinue use of the Nasdaq bank stocks index in the performance graph beginning next year.






                                                       TOTAL RETURN PERFORMANCE


Index                                       12/31/1994   12/31/1995    12/31/1996    12/31/1997   12/31/1998    12/31/1999
---------------------------------------------------------------------------------------------------------------------------
Alliance Financial Corporation                  100.00        96.35        113.44        158.09       157.12        158.94
S&P 500                                         100.00       137.58        169.03        225.44       289.79        350.78
NASDAQ Bank Index                               100.00       149.00        196.73        329.39       327.11        314.42
Alliance Financial Peer Group                   100.00       129.49        156.46        277.44       276.52        241.69


Employment Agreements and Change of Control Arrangements

     Effective November 25, 1998, the Company entered into employment agreements with David R. Alvord and John C. Mott, providing for them to serve as Co-Chief Executive Officers of the Company for a period of three years. The agreements require Messrs. Alvord and Mott to devote their full business time and attention to the performance of their duties for an annual base salary of $175,000, subject to review and potential increase by the Board of Directors on an annual basis. Messrs. Alvord and Mott are also eligible to participate in any and all incentive compensation, bonus, stock option or similar plans maintained by the Company, as well as any Company-maintained employee pension benefit plans, group life insurance plans, medical plans, dental plans, long-term disability plans, business travel insurance programs and other fringe benefit plans or programs. The agreements provide that, notwithstanding anything to the contrary and except with respect to supplemental retirement benefits, Messrs. Alvord and Mott will receive total annual cash compensation and fringe benefits at least equal to the highest total annual cash compensation and fringe benefits provided to Mr. Alvord or Mr. Mott by Cortland First Financial Corporation or Oneida Valley Bancshares, Inc., respectively, during any of the three calendar years preceding the Company Merger.

     The agreements may be terminated by the Company with or without cause. If the Company terminates a Co-Chief Executive Officer's employment for reasons other than cause, it must give him 60 days' prior written notice and must pay him, within 30 days after the date of termination, a lump sum equal to the unpaid compensation and benefits that he would have received if he had remained employed under the terms of his agreement until the end of the three-year term of employment. Either Co-Chief Executive Officer may terminate his agreement at any time upon 60 days' prior written notice to the Company, in which case he will be entitled only to compensation and benefits earned or accrued through the date of termination.

     If the employment of either Co-Chief Executive Officer is terminated by the Company for any reason other than cause within 24 months following a change of control that occurs during the term of his agreement, the Company shall (i) within 60 days of termination, pay him 2.99 times his average annual compensation during the five full taxable years (or any shorter period of employment) that immediately precedes the year during which the change of control occurs; (ii) provide him with fringe benefits, or the cash equivalent of such benefits, to which he is entitled under his agreement for a period of 24 months following his termination; and (iii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to him.

     Effective February 16, 1999, the Company entered into a change of control agreement with David P. Kershaw. The agreement provides that if Mr. Kershaw's employment is terminated by the Company for any reason other than cause within 24 months following a change of control that occurs during the term of the agreement, the Company shall (i) within 60 days of termination, pay him 2.0 times his average annual compensation during the three full taxable years (or any shorter period of employment) that immediately precedes the year during which the change of control occurs; (ii) provide him with fringe benefits, or the cash equivalent of such benefits, to which he is entitled under his agreement for a period of 24 months following his termination; and (iii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to him.

Pension Benefits

     Effective June 30, 1999, the Bank adopted the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan, in which an employee is eligible to participate upon attaining age 18 and completion of 12 months consecutive service during which the employee worked 1,000 or more hours of service. The Bank's contribution to the Plan consists of (i) matching contributions with respect to salary deferred by participating employees, (ii) a mandatory contribution of 1% of each participating employee's salary per year, and (iii) a discretionary contribution determined in part according to a formula based on years of service with the Bank. The Bank's contributions to the Plan and predecessor plans in 1999 for Messrs. Alvord, Mott and Kershaw are set forth in Note (2) to the Summary Compensation Table on page 6.

Excess Benefit Plans

     Effective January 1, 1991, the Board of Directors of First National Bank of Cortland approved the adoption of an Excess Benefit Plan for David R. Alvord (the "Excess Plan") which has been continued by Alliance Bank, N.A. subsequent to the Bank Merger. Its purpose is to provide Mr. Alvord with retirement benefits in addition to those benefits provided pursuant to the Bank's Amended and Restated 401K Deferred Profit Sharing Plan. Under the terms of the Excess Plan, Mr. Alvord is entitled to receive, upon retirement at age 65, an amount equal to 80% of his then Average Base Compensation increased by the amount of the Accumulated Fund expressed as a straight life annuity and reduced by the sum of: (a) the annual benefit to be provided from the vested portion of the Bank's contributions to Mr. Alvord's account balance in the Amended and Restated 401K Deferred Profit Sharing Plan (which includes Mr. Alvord's pension plan account balance existing prior to the adoption of this Plan), as if such balance were to be paid in the straight life annuity; and (b) an amount equal to Mr. Alvord's primary social security benefit expressed in the form of a straight life annuity. The Accumulated Fund is the amount that would have been contributed to the Deferred Profit Sharing Plan on Mr. Alvord's behalf, but for the limitation imposed by Section 401(a)(4) of the Internal Revenue Code. The Accumulated Fund is deemed to have earned interest each year at the same rate of return actually earned for such year by the Deferred Profit Sharing Plan.

     Under the original terms of the Excess Plan, the amount of the benefit to be paid to Mr. Alvord was to be reduced in the event he retired before age 65. The amount of the reduction was based on a fraction, the numerator of which was the number of years remaining until Mr. Alvord reaches age 65, and the denominator of which was the total number of years of service Mr. Alvord would have had if he had continued to work until such age. In addition, certain actuarial reductions were to be applied to reflect the early commencement of payments. Effective January 1, 1994, the Excess Plan was amended to provide that no reduction will be made, whether to reflect remaining years of service to age 65 or to reflect the early commencement of payments, in the event such retirement is the result of Mr. Alvord's retirement on or after the expiration of his employment agreement, Mr. Alvord's disability, a termination of Mr. Alvord's employment by the Bank without cause, the occurrence of an event which gives Mr. Alvord the right to terminate his employment under his employment Agreement, or Mr. Alvord's death. If Mr. Alvord retires before age 60, no benefits are payable under the Excess Plan unless such retirement is the result of a Change in Control, a material reduction in Mr. Alvord's authority, Mr. Alvord's disability, or a termination by the Bank of Mr. Alvord's employment without cause. For purposes of the Excess Plan, the term "Change in Control" means a sale by the Company or the Bank of all or substantially all of its assets, or any individual or entity acquiring at least 25% of those securities of the Bank entitled to vote for the election of Directors. "Average Base Compensation" is generally defined as Mr. Alvord's average salary for the 36 month period immediately preceding his retirement, including any elective contributions to the Amended and Restated 401K Deferred Profit Sharing Plan and annual bonus, but excluding any bonuses paid pursuant to the Bank's executive incentive compensation plans and the value of any employee benefits paid on Mr. Alvord's behalf.

     In order to fund its liability under the Excess Plan, effective January 1, 1995, First National Bank of Cortland established the "First National Bank of Cortland Excess Benefit Trust for the Benefit of David R. Alvord." Each year the Bank will contribute such amount to the Trust so that the balance of the Trust will equal the actuarial value of the estimated benefit payable to Mr. Alvord pursuant to the Excess Plan. No contribution to the Trust was necessary during 1999.

     Mr. Mott is covered by two separate arrangements with the Bank that will provide supplemental retirement income to Mr. Mott. Under the first arrangement, entered into with Oneida Valley National Bank in 1991, Mr. Mott is entitled to receive annual payments of $10,000 for ten years following his retirement upon or after attaining age 65. Under the second arrangement, which became effective as of September 1, 1997, Mr. Mott is entitled to receive a monthly benefit (following retirement at or after age 62) generally equal to the difference between (i) 55% of Mr. Mott's monthly base salary, and (ii) the sum of monthly retirement benefits Mr. Mott is entitled to receive from the Bank, Social Security, and his prior employment with Merchants National Bank. The benefit payable under the 1997 arrangement may be paid in various straight life annuity or joint and survivor annuity forms. The 1999 expense associated with Mr. Mott's supplemental retirement benefits is set forth in Note (2) to the Summary Compensation Table on page 6.

     Mr. Kershaw is covered by two separate arrangements with the Bank that will provide supplemental retirement income to Mr. Kershaw. Under the first arrangement, entered into with Oneida Valley National Bank in 1986, Mr. Kershaw is entitled to receive annual payments of $10,000 for ten years following his retirement upon or after attaining age 65. The second arrangement became effective as of October 1, 1989, following amendments made to Oneida Valley National Bank's then-existing pension plan and 401K plan (which have since been terminated and replaced with the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan). The effect of the 1989 arrangement was to provide Mr. Kershaw with benefits that he would otherwise have received under the Oneida Valley National Bank pension and 401K plans but for these amendments. The 1999 expense associated with Mr. Kershaw's supplemental retirement benefits is set forth in Note (2) to the Summary Compensation Table on page 6.

Executive Incentive Compensation Plans

     The Bank maintains a Short Term Incentive Compensation Plan designed to include the Bank's Chief Executive Officer(s), Function Managers, and those other employees who, in the opinion of the Board, contribute significantly to the profitability of the Bank. Its purpose is to motivate, reward, and retain management and to focus perspective on short term goals and results. Under the terms of the Plan, at the beginning of each year the Bank's Board of Directors establishes a target performance goal for the year. Annual awards for distribution to Plan participants may not exceed a certain percentage of the participant's base salary which is established in the plan and is based on the participant's management position. Amounts paid under the Plan to Messrs. Alvord, Mott and Kershaw in 1999 are set forth in the Summary Compensation Table on page 6.

     The Company also maintains a shareholder-approved Long Term Incentive Compensation Plan which provides for the award of incentive stock options, non-statutory stock options and restricted stock to officers, Directors and key employees. The purpose of the Plan is to enable the Company to attract, retain and reward qualified personnel through long term performance incentives, and to more closely align the interests of such persons with those of the Company's shareholders. Awards to Mr. Kershaw under the Plan in 1999 are set forth in the Summary Compensation Table on page 6 and in the Option Grants Table on page 7.

                          TRANSACTIONS WITH MANAGEMENT

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with many Directors, officers and their associates. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank do not involve more than a normal risk of collectability or present other unfavorable features.

     The law firm of Dunn, Vindigni & Bruno, of which Director Peter M. Dunn is a partner, provided legal services to the Bank in 1999. The amount received by Dunn, Vindigni & Bruno for such services was less than 5% of the gross revenues of the law firm for its last fiscal year.

     The law firm of Riehlman,  Shafer & Shafer,  of which  Director  Charles E.
Shafer is a partner, provided legal services to the Bank in 1999. The amount received by Riehlman, Shafer & Shafer for such services was less than 5% of the gross revenues of the law firm for its last fiscal year.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended December 31, 1999, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1999, except for the following: Mr. Lanzafame filed one late Form 4 Report and filed late amendments to two timely filed Form 4 Reports with respect to a total of six open market purchases of common stock by his spouse during 1999.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999. This appointment was based upon the recommendation of the Audit Committee. An independent auditor has not yet been selected for the Company's current fiscal year.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, and will have an opportunity to make a statement and to respond to appropriate questions.


                                  ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the year 1999, is being sent to shareholders with this Proxy Statement. Copies of the Annual Report will be furnished to any shareholder upon written request to Donald S. Ames, Secretary, Alliance Financial Corporation, 65 Main Street, Cortland, New York 13045.

                     SUBMISSION OF PROPOSALS BY SHAREHOLDERS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 2001 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by November 22, 2000. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.


                                  OTHER MATTERS

     The Board of Directors is not aware of any matters other than those indicated above that will be presented for action at the meeting. The enclosed Proxy gives discretionary authority, however, in the event any other matter may properly come before the meeting.

                                              By Order of the Board of Directors



                                              Donald S. Ames
                                              Secretary

Dated:  March 22, 2000

                                   PROXY

                      ALLIANCE FINANCIAL CORPORATION

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
              THE ANNUAL MEETING OF SHAREHOLDERS, MAY 2, 2000

      The undersigned hereby appoints David R. Alvord, Donald S. Ames, and Peter
M. Dunn, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Alliance Financial Corporation (the "Company") to be held at the office of the Company at 65 Main Street, in the City of Cortland, Cortland County, New York, on the 2nd of May, 2000, at 4:00 p.m. and at any adjournment or adjournments thereof, and to vote all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such Meeting, and with all other powers which the undersigned would possess if personally present.

     CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE


     Please mark your votes as in this example.

                  FOR all nominees                  WITHHOLD
               listed at right (except             AUTHORITY
                 as withheld in the             to vote for all
                    space below)               nominees at right
(1) ELECTION
    OF
    DIRECTORS        [    ]                          [    ]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------------


Nominees: (CLASS II)

     Donald H. Dew
     Charles E. Shafer
     Charles H. Spaulding


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all Directors.

PLEASE SIGN AND DATE BELOW, AND RETURN


Signature(s) of Shareholder(s)__________________________________________________
_________________________________________  Date:__________________,  2000  NOTE:
Please sign exactly as name appears above and where shares are held jointly each holder should sign. When signing as attorney, administrator, executor, trustee, guardian, or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.